Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-249585 and No. 333-230495) and Form S-8 (No. 333-204459) of Kandi Technologies Group, Inc. of our report dated March 16, 2023, relating to the consolidated financial statements, and the effectiveness of Kandi Technologies Group, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ Kreit & Chiu CPA LLP

(Formerly Paris, Kreit & Chiu CPA LLP)

Los Angeles, California

March 16, 2023